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                                       BYLAWS

                                         OF

                              NATCOM BANCSHARES, INC.



                                     ARTICLE I.

     SECTION 1. REGISTERED OFFICE. The registered office of NATCOM Bancshares, Inc. (the "Corporation"), is as provided and designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the location and post office address of the new registered office shall be filed with the Secretary of State of the State of Wisconsin.

     SECTION 2. OTHER OFFICES. The Corporation may establish and maintain such other offices, within or without the State of Wisconsin as are from time to time authorized by the Board of Directors.

                                    ARTICLE II.
                              MEETINGS OF SHAREHOLDERS

     SECTION 1. PLACE OF MEETING. All meetings of the shareholders of the Corporation shall be held at the registered office of the Corporation in the State of Wisconsin or at such place within or without the state as may be fixed from time to time by the Board of Directors or by written consent of all the shareholders entitled to vote thereat.

     SECTION 2. REGULAR MEETINGS. The regular meeting of the shareholders of the Corporation shall be held each calendar year on such date as the Board of Directors shall by resolution establish. At the regular meeting, the shareholders shall designate the number of directors to constitute the Board of Directors (subject to the Articles of Incorporation and the authority of the Board of Directors thereafter to increase or decrease the number of directors as permitted by law), shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six
(6) months after the date of the meeting, and shall transact such other business as may properly come before them.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors, or by three or more shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote.

     SECTION 4. NOTICE OF MEETINGS. There shall be mailed to each shareholder, shown by the books of the Corporation to be a holder of record of voting shares, at the address as shown by

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the books of the Corporation, a notice setting out the date, time and place of each regular meeting and each special meeting, and, if applicable, information with respect to dissenters' rights required by statute, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, or except as otherwise permitted by statute. This notice shall be mailed at least ten (10) days prior thereto and no earlier than sixty (60) days prior thereto. However, notice of a meeting at which a plan or agreement of merger or exchange is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote at the meeting, not less than twenty (20) days nor more than sixty (60) days prior thereto. Every notice of any special meeting called pursuant to this Section 4 shall state the purpose or purposes for which the meeting has been called. In addition, the notice of a meeting at which a plan or agreement of merger or exchange is to be voted upon shall state that a purpose of the meeting is to consider the proposed plan or agreement of merger or exchange and a copy or a short description of the plan or agreement of merger or exchange shall be included in or enclosed with the notice.

     SECTION 5. BUSINESS TO BE TRANSACTED AT SPECIAL MEETING. No business shall be transacted at any special meeting except that stated in the notice for such meeting.

     SECTION 6. WAIVER OF NOTICE. A shareholder may waive notice of a meeting of shareholders only in the manner provided by Wisconsin Statutes,
Section 180.0706.

     SECTION 7. QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a meeting shall constitute a quorum for the transaction of business at any regular or special meeting. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     SECTION 8. VOTING. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy, but no proxy shall be valid after eleven (11) months unless a longer period is expressly provided for in the appointment and, except where the books of the Corporation have been closed or a date has been fixed as a record date for the determination of shareholders entitled to vote, no share of stock that has been transferred on the books of the Corporation within twenty (20) days preceding any election of directors shall be voted on at such election for directors. Each shareholder, unless the Articles of Incorporation or applicable law provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the Corporation. Jointly owned shares may be voted by any joint owner unless the Corporation receives written notice from any one of them denying the authority of that person to vote those shares.

     SECTION 9. RECORD DATE. The Board of Directors may fix a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so

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fixed.  If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

     SECTION 10. ORGANIZATION OF MEETINGS. Unless a Chairman of the Board has been elected, at all meetings of the shareholders the President shall act as Chairman, and in the absence of the Chairman any person appointed by the President shall act as Chairman, and the Secretary, or in the absence of the Secretary any person appointed by the Chairman, shall act as Secretary.

     SECTION 11. ACTION WITHOUT A MEETING. Any action which may lawfully be taken at a shareholders' meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to vote on that action. Such action shall be effective on the date on which the last signature is placed on such writing or writings, unless a different effective date is set forth therein. If any action so taken requires a certificate to be filed in the office of the Secretary of State, the officer signing the same shall state therein that the action was effected in the manner aforesaid.

                                    ARTICLE III.
                                 BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

     SECTION 2. NUMBER, QUALIFICATION AND TERMS OF OFFICE. The number of directors shall be established by resolution of the shareholders (subject to the Articles of Incorporation and the authority of the Board of Directors to increase or decrease the number of directors as permitted by law). In the absence of such shareholder resolution, the number of directors shall be the number last fixed by the shareholders, the Board of Directors or the Articles of Incorporation. Directors need not be residents of the State of Wisconsin nor shareholders of the Corporation. Each of the directors shall hold office until the regular meeting of shareholders next held after such director's election or appointment and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, removal, or disqualification of such director.

     SECTION 3. BOARD MEETINGS. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Wisconsin as may be designated in the notice of such meeting.

     SECTION 4. CALLING MEETINGS; NOTICE. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board by giving at least forty-eight (48) hours' notice, or by any director by giving at least two (2) days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person. Notice of a meeting of the

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Board of Directors called by a person other than the Chairman of the Board shall state the purpose of the meeting.

     SECTION 5. WAIVER OF NOTICE. Notice of any meeting of the Board of Directors may be waived by any director before or after the date and time stated in the notice. Such waiver shall be in writing, signed by the director entitled to notice and retained by the Corporation, except that attendance by a director at any meeting of the Board of Directors, shall be deemed to be a waiver of notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     SECTION 6. QUORUM. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present.

     SECTION 7. CONFERENCE COMMUNICATIONS. Any or all directors may participate in and be present at any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which either (1) the directors may simultaneously hear each other during such meeting or (2) all communication during the meeting is immediately transmitted to each participating director and each participating director is able to immediately send messages to all participating directors. For the purpose of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 7 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

     SECTION 8. VACANCIES; NEWLY CREATED DIRECTORSHIPS. Vacancies in the Board of Directors of this Corporation by reason of death, resignation, removal, disqualification or otherwise may be filled for the unexpired term by the affirmative vote of a majority of the remaining directors of the Board, although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the shareholders or by action of the Board of Directors as permitted by Section 2 may be filled by a majority of the directors serving at the time of such increase; and each director elected or appointed pursuant to this Section 8 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

     SECTION 9. REMOVAL. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors, except as otherwise provided by Wisconsin Statues, Section 180.0808, as amended, when the shareholders have the right to cumulate their votes.

     SECTION 10.    COMMITTEES.  Except as provided by Wisconsin Statutes,
Section 180.0825, a resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the

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Corporation to the extent provided in the resolution.  A committee shall consist of two (2) or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

     SECTION 11. ACTION WITHOUT A MEETING. An action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed or counterparts of a written action signed in the aggregate by all of the directors. The written action is effective when the last director signs the written action, unless a different effective time is provided in the written action.

     SECTION 12. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 13. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, each director may be paid the expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed, pursuant to resolution by the Board of Directors, like compensation for attending committee meetings.

                                     ARTICLE IV.
                                      OFFICERS

     SECTION 1. NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Treasurer. The Board of Directors may also choose a Secretary, a Chairman of the Board, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of these offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

     SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the Chairman of the Board, the Chief Executive Officer, the President, the Secretary and the Treasurer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith.

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All officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

     SECTION 3. REMOVAL AND VACANCIES. Any officer may be removed from his or her office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation, removal, disqualification, or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

     SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

     SECTION 5. PRESIDENT. The Board of Directors shall appoint one of its members to be the President of the Corporation. The President shall be the Chief Executive Officer of the Corporation and shall have general active management of the business of the Corporation. In the absence of the Chairman of the Board or if no Chairman of the Board is elected, the President shall preside at all meetings of the shareholders and directors. The President shall: see that all orders and resolutions of the Board of Directors are carried into effect; execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or these Bylaws or by the Board of Directors to some other officer or agent of the Corporation; maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; perform all duties usually incident to the office of the President; have such other duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer.

     SECTION 6. VICE PRESIDENT. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, Vice Presidents shall succeed to the power and duties of the President in the order designated by the Board of Directors.

     SECTION 7. SECRETARY. The Secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and the Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. The Secretary shall give proper notice of meetings of shareholders and directors. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.

     SECTION 8. ASSISTANT SECRETARY. The Assistant Secretary, if any, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

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     SECTION 9.     TREASURER.  The Treasurer shall be the chief financial
officer of the Corporation and shall keep accurate financial records for the Corporation. The Treasurer shall: deposit all moneys, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; have the power to endorse for deposit all notes, checks and drafts received by the Corporation and make proper vouchers therefor; disburse the funds of the Corporation, as ordered by the Board of Directors and make proper vouchers therefor; render to the President and the Board of Directors, whenever requested, an account of all the transactions by the Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.

     SECTION 10. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such powers as the Board of Directors or the President may from time to time prescribe.

     SECTION 11. COMPENSATION. The officers of the Corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

                                     ARTICLE V.
                               CERTIFICATES OF STOCK

     SECTION 1. CERTIFICATES OF STOCK. All shares of the Corporation shall be certificated shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the President or Vice President, and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the shareholder in the Corporation. The certificates of stock of each class shall be numbered in the order of their issue.

     SECTION 2. ISSUANCE OF SHARES. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be issued except in consideration of cash or other property, tangible or intangible, received by the Corporation or to be received by the Corporation under a written agreement, or services rendered to the Corporation or to be rendered to the Corporation under a written agreement, as authorized by resolution(s) approved by the affirmative vote of a majority of the directors present, or approved by the affirmative vote of the holders of a majority of the voting power of the shares present, valuing all non-monetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

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     SECTION 3.     FACSIMILE SIGNATURES.  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice President, Secretary or Assistant Secretary may be facsimile.
In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be used by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     SECTION 4. LOST OR DESTROYED CERTIFICATES. Except as otherwise provided by applicable law any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

     SECTION 5. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 6. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

                                    ARTICLE VI.
                                 BOOKS AND RECORDS

     SECTION 1. SHARE REGISTER. The Board of Directors of the Corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board:

     (1) A share register containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

     (2) A record of the dates on which certificates or transaction statements representing shares were issued.

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     SECTION 2.     OTHER BOOKS AND RECORDS.  The Board of Directors shall cause to be kept as permanent records any of the following that has been prepared:

     (1) Minutes of meetings of the shareholders of the Corporation and the Board of Directors;

     (2) Records of actions taken by the shareholders of the Corporation or the Board of Directors without a meeting;

     (3) Records of actions taken by a committee of the Board of Directors in place of the Board of Directors and on behalf of the Corporation;

     (4)  Appropriate accounting records; and

     (5) A record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all of such shareholders, by class or series of shares and showing the number in class or series of shares held by each such shareholder.

                                    ARTICLE VII.
                                 GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Subject to provisions of applicable law and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding one hundred twenty (120) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date.

     SECTION 2. ANNUAL STATEMENT. The Board of Directors shall present at any regular or special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

     SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed or changed by resolution of the Board of Directors.

     SECTION 5.     SEAL.  The Corporation shall have no corporate seal.

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                                   ARTICLE VIII.
                                     AMENDMENTS

     SECTION 1. Subject to the right of the shareholders of the Corporation to adopt, amend or repeal these Bylaws as provided by Wisconsin Statues, Section 180.1020, as amended, and subject to the provisions of the Articles of Incorporation, these Bylaws may be amended or altered by a two-thirds (2/3) vote of the total Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting.

                                    ARTICLE IX.
                          SECURITIES OF OTHER CORPORATIONS

     SECTION 1. VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                     ARTICLE X.
                         INDEMNIFICATION OF CERTAIN PERSONS

     SECTION 1. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Wisconsin Statutes, Chapter 180, as now enacted or hereafter amended, or any successor or supplementary law or statute.



Adopted this 17 day of March, 1998.



                                             /s/ Daniel N. Wallin
                                             ----------------------------------
                                             Daniel N. Wallin, President

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